INVESTOR RELATIONS/CONSULTING AGREEMENT

This Consulting Agreement ("Agreement"), made and entered into this 4th of April, 2007, by and between Sanguine Corp. (the "Company"), and LKB Partners, LLC. ("Consultant"),

WITNESSETH

WHEREAS, the Company wishes to receive consulting services from Consultant from time to time and Consultant is willing to provide such consulting services, and Company and Consultant wish to enter into this Agreement to set forth the terms and conditions on which services will be provided.

NOW, THEREFORE, the Company and Consultant hereby mutually covenant and agree as follows:

1. Engagement of Consultant.   Consultant is hereby retained by the Company, and Consultant hereby accepts such retainment, as a general advisor and consultant to the Company for the compensation and on the terms and conditions hereinafter expressed. Consultant shall perform investor relations consulting duties as are set forth herein and include, but not be limited to:  registered representative introduction and communication, institutional introduction and communication, newsletter writer introduction and communication, equity placement advisement, underwriter introduction, capital structure consulting, business plan advisement, and other related consulting activities that may be required or assigned to Consultant from time to time.

2. Consultant's Duties.   Consultant will make himself available for general consultation at all reasonable times by telephone or correspondence, and will be available at the Company's premises for up to eight days per month on mutually-agreed dates. The Company agrees to give Consultant reasonable notice of what Services it desires and when it desires them to be performed. In that connection, the Company and Consultant agree to cooperate in resolving any scheduling problems that may arise with respect to Consultant being available at the times requested.

3. Compensation for Services.   The Company agrees to pay to Consultant the following fees (collectively, the "Fee"):

(a) On the first day of each month falling within the Term, $8,000, and

(b) Four (4) Million Restricted 144 shares of the Company’s common stock issued upon execution of this Agreement.  Company agrees to register said shares as part of any registration it undertakes during the proceeding twelve months following this Agreement’s execution.

(c) Options to purchase up to an additional 5 million shares at a strike price of $.06 per common share for a period of 24 months, unless extended by mutual agreement of both parties, from the execution date of this Agreement.

In addition to the Fee, the Company shall reimburse Consultant for all agreed to valid out-of-pocket expenses pre-approved by the Company, which shall be reimbursed to Consultant.

4. Term.   The term of this Agreement (the "Term") shall begin on the date of this Agreement and expire on the last day of the fifteen month following its executed signature,  provided that it may be extended by mutual agreement in writing for additional one-year terms and may be terminated during the Term as provided in Section 6 hereof.

5. Duties of Consultant Relating to Consulting Services.   Consultant shall at all times be acting and performing hereunder as an independent contractor. In connection with the performance by Consultant of Services, the Company shall not have or exercise any control or direction over the Services performed by Consultant, and will not in any way supervise or control his activities. Consultant shall perform all of the Services herein provided for relying on his own experience, knowledge, judgment and techniques. Consultant shall not, in the performance of his duties, be managed or advised concerning the same by the Company. Consultant will not be acting as the employee, agent, partner, servant or representative of the Company, and Consultant will not have any authority to bind the Company or any subsidiary of the Company in any manner.

6. Termination of Agreement.   Notwithstanding that the Term shall not have been completed, the Company may terminate this Agreement (a) upon the death of Consultant, (b) if Consultant should be incapacitated by illness or any other matter from performing his duties hereunder for a continuous period of sixty days, or (c) for cause by delivery by the Company to Consultant of notice specifying such cause. If this Agreement is terminated, the Company shall only be obligated to make payments of Fee due on a pro rata basis to the date of termination.

7. Confidential Information.   Consultant agrees that, during the Term and at all times after the termination of this Agreement for whatever reason, he will treat as confidential and maintain in confidence all information relating to the business of the Company, including without limitation the identity of the customers and suppliers of the Company, the Company's arrangements with such suppliers and customers, and technical data relating to the Company's products and services. In addition, Consultant agrees that, without the prior written approval of the Company, he will not disclose any such information at any time to any person, corporation, association or other entity except authorized personnel of the Company or a subsidiary of the Company. Upon the termination of this Agreement for any reason, Consultant will not take or retain from the premises of the Company or any subsidiary of the Company any records, files or other documents, or copies thereof, relating in any way to the business operations of the Company or any subsidiary of the Company. It is expressly agreed that the remedy at law for breach of the agreements set forth in this Section  is inadequate and that the Company shall, in addition to any other available remedies (including, without limitation, the right of offset), be entitled to injunctive relief to prevent the breach or threatened breach thereof.

8. Assignability.   The Company shall have the right to assign this Agreement to any subsidiary of the Company and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against said assigns. The rights, benefits and obligations of Consultant under this Agreement are personal to him, and no such rights, benefits or obligations shall be subject to voluntary or involuntary alienation, assignment or transfer.

9. Governing Law; Consent to Jurisdiction.   This Agreement shall be deemed to have been made under, and shall be construed and interpreted in accordance with, the laws of the State of California, excluding any conflicts-of-law rule or law which might refer such construction and interpretation to the laws of another state, republic or country. The parties hereby submit to the jurisdiction of the state and federal courts in , California and waive any right to which they might be entitled to submit any dispute hereunder to the courts of another state, republic or country.

11. Modifications; Waiver.   This Agreement shall not be amended or modified except by written instrument executed by the Company and Consultant. The failure of the Company or Consultant to insist upon strict performance of any provision hereof shall not constitute a waiver of, or estoppel against asserting, the right to require such performance in the future, nor shall a waiver or estoppel in any one instance constitute a waiver or estoppel with respect to a later breach of a similar nature or otherwise.

12. Remedies.   The remedies accorded to the parties by this Agreement are in addition to, and not in lieu of, all other remedies to which the parties may be entitled at law or in equity.

13. Inconsistent Obligations.   Consultant represents and warrants that, at the date of this Agreement, he has no obligations that are inconsistent with those of this Agreement.

14. Sole Agreement.   All prior negotiations and agreements between the parties hereto relating to the transactions, employment and services contemplated hereby are superseded by this Agreement, and there are no representations, warranties, understandings or agreements with respect to such transactions, employment or services other than those expressly set forth herein.

15. Severability.   If any of the terms or conditions of this Agreement are held by any court of competent jurisdiction to be unenforceable or invalid, such unenforceability or invalidity shall not render unenforceable or invalid the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be unenforceable or invalid, the rights and obligations of the parties shall be construed and enforced accordingly, and this Agreement shall thereupon remain in frill force and effect.

IN WITNESS WHEREOF, the Company and Consultant have executed this Agreement as of the day and year first above written.

/s/Frank Marra

LKB Partners, LLC

Frank Marra, Managing Member

Sanguine Corp.

By: Thomas C. Drees

Its: Duly Authorized Representative